THE L. L. KNICKERBOCKER CO., INC.


                                                                    May 15, 1997



To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held Wednesday June 18, 1997 at 10:00 a.m., Pacific time, at the Century City Plaza Hotel Tower (Century Level, Cypress
Room), 2025 Avenue of the Stars, Los Angeles, California 90067. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that you sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish.

     On behalf of the Board of Directors, I thank you for your cooperation and I look forward to seeing you on June 18th.

                                         Very truly yours,


                                     /s/ LOUIS L. KNICKERBOCKER
                                         -----------------------------------
                                         Louis L. Knickerbocker
                                         Chairman of the Board

                       THE L. L. KNICKERBOCKER CO., INC.
                                 30055 Comercio
                    Rancho Santa Margarita, California 92688

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held June 18, 1997



TO THE STOCKHOLDERS OF THE L. L. KNICKERBOCKER CO., INC.


     Notice is hereby given that the annual meeting of stockholders of the L. L. Knickerbocker Co., Inc. (the "Company") will be held at the Century City Plaza Hotel Tower (Century Level, Cypress Room), 2025 Avenue of the Stars, Los Angeles, California 90067 on Wednesday, June 18, 1997 at 10:00 a.m., Pacific time for the following purposes:

     1. Election of Directors. To elect by vote of the holders of Common Stock a total of six persons to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified. The Board of Directors, nominees are:

                  Louis L. Knickerbocker         Gerald A. Margolis
                  Farrah Fawcett                 Anthony Shutts
                  William R. Black               F. Rene Alvarez, Jr.

     2. Ratification of Appointment of Independent Public Accountants. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal years ended December 31, 1997.

     3. Ratification of The L.L. Knickerbocker Co., Inc. Incentive Stock Compensation Plan. To ratify the Board of Directors' resolution adopting The L.L. Knickerbocker Co., Inc. Incentive Stock Compensation Plan on March 27, 1997.

     4. Other Business. To consider and act upon such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on May 14, 1997 will be entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments thereof.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ PEGGY VICIOSO
                                   Peggy Vicioso
                                   Secretary

Dated:  May 15, 1997

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                       THE L. L. KNICKERBOCKER CO., INC.
                                 30055 Comercio
                    Rancho Santa Margarita, California 92688
                                 (714) 858-3661


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                 June 18, 1997


                                    GENERAL

          This proxy statement is furnished to stockholders of the L. L. Knickerbocker Co., Inc., a California corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time on Wednesday, June 18, 1997, at the Century City Plaza Hotel Tower (Century Level, Cypress Room), 2025 Avenue of the Stars, Los Angeles, California 90067. and at any adjournments thereof (the "Annual Meeting" or "Meeting").

          Common stockholders of record as of the close of business on May 14, 1997 will be entitled to vote at the Meeting or any adjournments thereof. As of the record date, the Company has outstanding 17,863,411 shares of Common Stock, each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1996 are being mailed on or about May 15, 1997 to each stockholder entitled to vote at the Meeting.


                        VOTING AND REVOCATION OF PROXIES


Voting

          If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ended December 31, 1997, and FOR the ratification of the Board's resolution adopting The L.L. Knickerbocker Co., Inc. Incentive Stock Compensation Plan on March 27, 1997.

          Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting will be required for the election of directors; the affirmative vote of a majority of the votes cast at the Meeting will be required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants; the affirmative vote of a majority of the votes cast at the Meeting will be required for the ratification of the Board's resolution adopting The L.L. Knickerbocker Co., Inc. Incentive Stock Compensation Plan; and the affirmative vote of a majority of the votes cast at the Meeting will be required to act on all other matters to come before the
Annual Meeting.   For purposes of determining the number of votes cast with
respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purposes of determining whether there is a quorum present at the Meeting. With respect to all matters (other than the election of directors), abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

Revocation

          A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.


                             ELECTION OF DIRECTORS

          The Company's Amended and Restated By-laws set the number of directors at six. The size of the Company's Board is currently six directors. On March 31, 1997, Mr. Lowell W. Paxson resigned from the Board of Directors. This vacancy on the Board of Directors was filled by the appointment, effective May 13, 1997, of Mr. F. Rene Alvarez, Jr. Directors hold office until the next annual meeting of stockholders and until their successors are elected and have qualified.

          Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the Company whose terms end at the 1997 Annual Meeting. Information concerning nominees for director is set forth below.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

Nominees for Election by Holders of Common Stock

          MR. LOUIS L. KNICKERBOCKER is the founder of the Company and has been Chief Executive Officer, President, and Chairman since its inception. He received an AA degree in 1964 from Santa Monica College with a major in medicine and a minor in economics, then worked from 1965 through 1974 as a salesman and sales supervisor at M. Cooper & Son, purchased and sold several liquor stores, and acquired and sold a total of seven restaurants. Between 1974 and 1985, he acted as a private investor and businessman, investing in real estate and purchasing and selling small businesses. Mr. Knickerbocker and his wife, Tamara, Vice President of the Company, formed the Company as International Beauty Supply in 1985, co-founded LaVie Cosmetics with Michael Elam and comedienne, Phyllis Diller in 1987, co-founded MLF Enterprises, in 1989 with Michael Elam and Farrah Fawcett, formed Knickerbocker Creations, Ltd. in 1990 and began developing the celebrity driven products which are now part of the L.
L. Knickerbocker Co., Inc.  Age: 54.

          MR. ANTHONY P. SHUTTS, CPA was hired as a consultant on April 1, 1993 and became Chief Financial Officer of the Company on June 30, 1993. From 1993 through 1995, Mr. Shutts served as Chief Financial Officer of the Company approximately 90 hours per month, overseeing the financial records preparation and reporting, and performing the general functions of CFO. In 1996, Mr. Shutts joined the Company full time as Chief Financial Officer. He is a certified public accountant and holds a masters degree in taxation from the University of Southern California. From 1993 to 1996, Mr. Shutts maintained a private accountancy and financial consulting practice. Prior to his private practice, he worked as Business Manager with Breslauer, Jacobson, Rutman & Sherman from 1992 to 1993 and with Allen, Haight & Schurawel as a Senior Accountant from 1991 to 1992. Mr. Shutts worked with Deloitte & Touche as a Senior Consultant from 1986 to 1991. Age: 33.

          MS. FARRAH FAWCETT was appointed to the Board of Directors in June 1994. She is a well known celebrity actress and has been the president and a director of Tolivar Productions, Inc., an acting services firm since 1978. Ms. Fawcett has participated in the development and marketing of products with MLF Enterprises (a company she co-owns with Mr. Knickerbocker and Michael Elam) in
1989, and with Knickerbocker Creations, Ltd. in 1991 to 1993.   Age: 50.

          MR. GERALD A. MARGOLIS was appointed to the Board of Directors and elected Secretary of the Company in June 1994. He graduated from U.C.L.A. Law School in 1954 and has been a licensed attorney in private practice and a member of the California State Bar since 1955. Mr. Margolis was a City Council member of the Culver City Counsel from 1962 to 1966. Mr. Margolis has advised the Company on general corporate matters since its inception in 1985. Age: 67.

          MR. WILLIAM R. BLACK was appointed to the Board of Directors in October 1995. Mr. Black joined the Company as Vice President and General Counsel in April 1997. He received a BSBA and an MBA from the University of Denver in 1978 and 1981 respectively, and a Juris Doctor from Western State University College of Law in 1987. Mr. Black is a licensed attorney and a member of the California State and Federal Bars. Mr. Black worked as an Area Manager for Deere & Company from 1979 through 1984, Director of Analysis for Management Resource Services Company from 1984 through 1985, Senior Vice President of Geneva Corporation from 1985 through 1990, and General Counsel of Sunclipse, Inc. from 1992 through 1997. He maintained a private law practice from 1991 through 1997 and has been General Counsel and Director of Pyraponic Industries, Inc.; Special Counsel for Amcor, Ltd.; General Counsel, Secretary and Director of Anle Paper Co., Inc.; General Counsel, Secretary and Director of Mann-Craft Container Corporation; Director of Raymark Container, Inc.; Director General of Amcor de Mexico, S.A. de C.V. in Jalisco Mexico; and Director General of Kent H. Landsberg Co. de Mexico, S.A. de C.V. in Baja California Mexico. Age: 44.

          MR. F. RENE ALVAREZ, JR. was appointed to the Board of Directors on May 13, 1997 to fill the vacancy created by the resignation of Lowell W. Paxson in March 1997. Mr. Alvarez has been the Senior Vice President, Finance of the Pacific Bay Homes subsidiary of Ford Motor Company since 1995. He worked as a member of the finance staff for Ford Motor Company from 1969 to 1989, as Director of Internal Audit for the USL Capital subsidiary of Ford Motor Company from 1989 to 1994 and as Audit Manager, Finance Staff, for Ford Financial Services Group from 1994 to 1995. Mr. Alvarez attained the rank of Captain in the United States Army, and was awarded the Bronze Star for service in Vietnam. He received a BS, Accounting, from Canisius College in 1962 and a Juris Doctor and LLB from State University of New York at Buffalo in 1967. Mr. Alvarez is a licensed attorney and a member of the New York State Bar. Age: 59.


                         FURTHER INFORMATION CONCERNING
                     THE BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors of the Company directs the management of the business and affairs of the Company as provided by California law, and conducts its business through meetings of the Board and two standing committees:
Compensation and Stock Option. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committees.

Committees of the Board - Board Meetings

          The Board of Directors of the Company held five meetings in fiscal 1996. Each director except Lowell W. Paxson attended 100% of the aggregate of
(i) meetings of the Board held during the period for which he or she served as a director and (ii) meetings of all committees held during the period for which he or she served on those committees. Mr. Paxson attended one meeting. Average attendance at all such meetings of the Board and committees was approximately 87%.

          The COMPENSATION COMMITTEE is charged with the responsibility of supervising the Company's compensation policies, management awards, reviewing salaries, approving significant changes in salaried employee benefits, and recommending to the Board such other forms of renumeration as it deems appropriate. The Compensation Committee is currently comprised of Mr. Knickerbocker as chairman, and Ms. Fawcett, Mr. Margolis and Mr. Black. The Compensation Committee held one meeting in fiscal 1996.

          The STOCK OPTION COMMITTEE has the principal functions of determining individuals to whom stock options will be granted under the L. L. Knickerbocker 1995 Amended and Restated Stock Option Plan (the "Stock Option Plan"), the terms on which such stock options will be granted, and to administer the Stock Option Plan. During fiscal 1996, the Stock Option Committee was comprised of Mr. Knickerbocker as chairman, and Ms. Fawcett, Mr. Margolis and Mr. Black, who are independent non-employee directors and "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange
Act").   The Stock Option Committee held two meetings in fiscal 1996.


            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

          The Board of Directors has selected the accounting firm of Deloitte & Touche LLP to audit the Company's financial statements for and otherwise act as the Company's independent accountants with respect to, the fiscal year ended December 31, 1997. In accordance with the Board's resolution, its selection of Deloitte & Touche LLP as the Company's independent accountants for fiscal 1997 is being presented to the stockholders for ratification at the Annual Meeting. The Company knows of no direct or material indirect financial interest of Deloitte & Touche LLP in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

          Members of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.


  RATIFICATION OF THE RESOLUTION OF THE BOARD OF DIRECTORS ADOPTING THE   L.L.
  KNICKERBOCKER CO., INC. STOCK INCENTIVE COMPENSATION PLAN ON MARCH 27, 1997

          On March 27, 1997, the Company's Board of Directors adopted the L.L. Knickerbocker Stock Incentive Compensation Plan to provide incentive to the Company's key employees and to attract new employees with outstanding qualifications. The L.L. Knickerbocker Stock Incentive Compensation Plan provides that incentive and nonstatutory options to purchase a total of
5,000,000 shares of Common Stock may be granted thereunder.   The Company
currently has a nonqualified stock option plan which provides for the grant, from time to time, of options to purchase up to 2,000,000 shares of Common Stock to eligible employees, directors and independent contractors providing services of special importance to the Company. That nonqualified stock option plan was originally adopted in 1994, and was amended and restated in 1995. Fewer than 100,000 options currently remain available under the nonqualified plan for grant. Management believes that the ability of the Company to retain and attract outstanding and qualified employees would be greatly enhanced by the availability of stock options.

          The following is a summary of the terms of the L.L. Knickerbocker Stock Incentive Compensation Plan. Such summary is qualified in its entirety by the full text of the L.L. Knickerbocker Stock Incentive Compensation Plan, which is attached hereto as Exhibit "A".

General Description of the L.L. Knickerbocker Stock Incentive Compensation Plan

          On March 27, 1997, the Company's Board of Directors adopted the L.L. Knickerbocker Stock Incentive Compensation Plan (the "Plan") to provide incentive to the Company's key employees and to attract new employees with outstanding qualifications. The Plan provides that options to purchase a total of 5,000,000 shares of Common Stock may be granted thereunder. The Plan permits the granting of options intended to qualify as "incentive stock options" ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), the granting of options that do not so qualify ("NSO's"), and the granting of stock appreciation rights ("SAR's"). The closing bid price of the Company's Common Stock on NASDAQ National Market System on May 14, 1997 was $5.00. The Company currently has approximately 520 employees.

Administration of the Plan

          The Plan is administered by the Board of Directors, or if the Board so elects, by a committee appointed by the Board of Directors consisting of not less than 2 members of the Board (the "Administrator"). The Administrator has the power to determine the employees to be granted options and the number of shares to be optioned to each optionee and to interpret the Employee Plan.

Description of the Option Grant Program

          Exercise Price.  The exercise price of any option is established by
          --------------
the Administrator at the time of grant. The exercise price of any NSO's or ISO's granted under the Plan may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. So long as the Company's Common Stock is traded on the NASDAQ National Market System, the fair market value of one share of Common Stock is the closing bid price on the date of valuation.

          Payment of Exercise Price.  The purchase is payable in full in United
          -------------------------
States dollars or by certified check upon the exercise of the option, provided however, that if the applicable option agreement so provides, or the Administrator, in its sole discretion otherwise approves thereof, the Purchase Price may be paid, (i) by the surrender of shares of the Company's Common Stock owned by the person exercising the option and having a fair market value on the date of exercise equal to the purchase price, or (ii) in any combination of cash and Common Stock of the Company, as long as the sum of the cash so paid and the fair market value of the Common Stock so surrendered equals the purchase price. Additionally, if the optionee is granted SAR's, either in the stock option agreement or in a separate agreement, such SAR's may be exercised with the exercise of the options to permit the Company to issue Common Stock with a fair market value equal to the difference between the exercise price of one option and the fair market value of one share of Common Stock on the date of exercise, multiplied by the total number of options exercised.

          Limits on Exercise.  NSO's have a maximum term of 10 years; ISO's have
          ------------------
a maximum term of 5 years. The aggregate fair market value (determined as of the time the option is granted) of stock for which Incentive Options exercisable for the first time by an optionee may be granted during any calendar year may not exceed $100,000, but the value of stock for which Incentive Options may be granted to an Optionee in a given year may exceed $100,000.

          In general, if an optionee ceases service to the Company or one or more of its subsidiary Companies because of death or disability, options shall not be exercised after the earlier of (i) the term of the option or (ii) twelve months after the optionee's cessation of service, and such options shall only be exercisable to the extent vested on the date of cessation of service. If an optionee resigns or is discharged on account of misconduct, all options terminate immediately and are no longer exercisable. If an optionee ceases service for any reason, options shall not be exercised alter the earlier of (i) the term of the option or (ii) thirty days after the optionee' s cessation of service, and such options shall only be exercisable to the extent vested on the date of cessation of service. Options are, during the lifetime of the optionee, exercisable only by him or her and may not be assigned or transferred other than by will or by the laws of descent and distribution.

Modifications to Outstanding Options

          Within the limitations of the Plan, the Administrator may modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new options in substitution therefor. The foregoing notwithstanding, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted.

Special Terms Applicable to ISO's

          In addition to the special terms applicable to ISO's described above, other special terms apply. The exercise price of any ISO granted to an optionee who owns stock possessing more than 10% of the voting rights of the Company's outstanding shares must be at least 110% of the fair market value of the shares subject to the option on the date of grant and the maximum term of such an option may not exceed five years. The aggregate fair market value of the shares (determined at the date of the option grant) for which any employee's ISO's may become exercisable in any calendar year may not exceed $100,000.

Adjustment Provisions

          Subject to any required action by stockholders, the number of shares covered by the Employee Plan, the number of shares covered by each outstanding option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.

          Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. If the Company is not the surviving corporation in any merger or consolidation, then any outstanding options shall be fully vested and exercisable until five days prior to such merger or consolidation (but shall terminate thereafter) unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for outstanding options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. A dissolution or liquidation of the Company shall cause each outstanding Option to terminate. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

Change in Control

          The Employee Plan provides that in the event a "Change in Control" of the Company should occur, then the exercise dates of all options granted pursuant to the Employee Plan shall automatically accelerate and all options granted pursuant to the Plan shall become exercisable in full. To the extent the Internal Revenue Code would not permit any ISO to be so accelerated, then such option, immediately upon the occurrence of such Change in Control shall be treated for all purposes of the Plan as a NSO and shall be immediately exercisable. A "Change in Control" is defined in the Plan as a change in control of a nature that would be required to be reported in response to Item I of Form S-K required to be filed pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"), and includes, without limitation if: (i) the Company shall sell, transfer, or otherwise dispose of fifty percent (50%) or more of its assets and properties (calculated on the basis of book value); or
(11) any "person" (as such term is used in Section 13(d) and 14(d) of the 1934
Act), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (iii) during the period of two consecutive years during the term of the Employee Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Amendment and Term

          The Board may from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Company's shareholders, no such revision or amendment shall increase the number of shares subject to the Plan or change the classes of persons eligible to receive options. Options may be granted pursuant to the Employee Plan until the expiration of the Plan on March 27, 2007.

Federal Tax Consequences

          Incentive Stock Options.  ISO's are intended to be eligible for the
          -----------------------
favorable federal income tax treatment accorded "incentive stock options" under
Section 422 of the Code.   Incentive options generally have the following
federal income tax consequences:

          There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

          If an employee optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary compensation income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual proceeds of sale, if any. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will he long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are Section 16(b) Insiders.

          To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the satisfaction of a withholding obligation and the provisions of Section 162(m) of the Code) to a corresponding business expense deduction in the tax year in which the disposition occurs.

          Nonstatutory Stock Options.  NSO's generally have the following
          --------------------------
federal income tax consequences:

          Generally there are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option, unless the option has an ascertainable fair market value. Upon exercise of a nonstatutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the satisfaction of any withholding obligation and the provisions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who make an Internal Revenue Code Section 83(b) election, who acquire stock subject to certain repurchase options or who are Section 16(b) Insiders.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE RESOLUTION OF THE BOARD OF DIRECTORS ADOPTING THE L.L. KNICKERBOCKER CO., INC. STOCK INCENTIVE COMPENSATION PLAN ON MARCH 27, 1997

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of May 14, 1997 by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock as of such date, (ii) each director of the Company and all non-director nominees for director, (iii) the CEO of the Company and the four most highly compensated executive officers of the Company for the fiscal year ended December 31, 1996, and (iv) all directors and executive officers as a group:

                                                  Common Stock           Percent
Name                                         Beneficially Owned (1)   of  Shares (1)
------------------------------------------   ----------------------   --------------
Louis L. Knickerbocker and Tamara
     Knickerbocker, Husband and Wife as
     Community Property (2)                               4,639,285           25.97%
Louis L. Knickerbocker(3)                                 1,850,000           10.36%
Tamara Knickerbocker(4)                                   1,258,272            7.04%
Peggy Vicioso (5)                                            79,500              *
Anthony Shutts (6)                                          101,001              *
Gerald A. Margolis (7)                                      210,000            1.18%
Farrah Fawcett (8)                                          315,000            1.76%
William R. Black (9)                                        130,000         *
Lowell W. Paxson(10)                                          3,000         *

All Directors and Executive Officers
     as a Group (8 persons) (11)                          8,586,058           48.07%
-----------------------------

* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has
     the right to acquire within 60 days following May 14, 1997.   For purposes
     of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following May 14, 1997 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. and Mrs. Knickerbocker currently hold 4,639,285 shares as husband and wife as community property.

(3) Mr. Knickerbocker currently owns 1,600,000 shares of Common Stock, and options to acquire 500,000 shares of the Company's Common Stock, 250,000 of which will have vested within 60 days of May 14, 1997 and 250,000 of which will not have vested within 60 days following May 14, 1997.

(4) Mrs. Knickerbocker currently owns 1,250,000 shares of Common Stock, and options to acquire 12,362 shares of the Company's Common Stock, 8,272 of which will have vested within 60 days of May 14, 1997 and 4,090 of which will not have vested within 60 days following May 14, 1997.

(5) Ms. Vicioso currently owns 45,000 shares of Common Stock, and options to acquire 159,500 shares of the Company's Common Stock, 34,500 of which will have vested within 60 days of May 14, 1997 and 125,000 of which will not have vested within 60 days following May 14, 1997.

(6) Mr. Shutts currently owns 1,001 shares of Common Stock, and options to acquire 200,000 shares of the Company's Common Stock, 100,000 of which will have vested within 60 days of May 14, 1997 and 100,000 of which will not have vested within 60 days following May 14, 1997.

(7) Mr. Margolis currently owns 150,000 shares of Common Stock, and options to acquire 60,000 shares of the Company's Common Stock, all of which will have vested within 60 days of May 14, 1997.

(8) Ms. Fawcett currently owns 5,000 shares of Common Stock, and options to acquire 410,000 shares of the Company's Common Stock, 310,000 of which will have vested within 60 days of May 14, 1997 and 100,000 of which will not have vested within 60 days following May 14, 1997.

(9) Mr. Black currently owns 30,000 shares of Common Stock, and options to acquire 250,000 shares of the Company's Common Stock, 100,000 of which will have vested within 60 days of May 14, 1997 and 150,000 of which will not have vested within 60 days following May 14, 1997.

(10) Mr. Paxson currently owns 3,000 shares of Common Stock, and options to acquire 10,000 shares of the Company's Common Stock, none of which will not have vested within 60 days following May 14, 1997.

(11) Beneficial ownership of the Directors and Executive Officers as a group is based on 7,723,286 shares of the Company's Common Stock currently held of record plus options issued by the Company to Directors and Executive Officers to acquire 862,772 shares of the Company's Common Stock which will have vested within 60 days of May 14, 1997.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on a review of such forms and written representations of reporting persons, the Company believes that during the fiscal year ended December 31, 1996, its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable filing requirements.


                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company. Information about Messrs. Knickerbocker, Black and Shutts is presented in "ELECTION OF DIRECTORS - Nominees for Election
by Holders of Common Stock."   Officers are appointed by and serve at the
discretion of the Board.

Name                          Age                   Position
-------------------------     ----  -----------------------------------------

  Louis L. Knickerbocker        54   Chief Executive Officer, President
                                     and Chairman of  the Board
  Peggy Vicioso                 35   Executive Vice President and Secretary
  Tamara Knickerbocker          33   Vice President
  Anthony P. Shutts             33   Chief Financial Officer
                                     and Director
  William R. Black              44   Vice President, General Counsel
                                     and Director

     The principal occupations and positions for the past five years, and in certain cases prior years, of the executive officers of the Company who are not also nominees for election as director, are as follows:

     Ms. Peggy Vicioso joined the Company in December of 1993. She assumed the position of Executive Vice President in May 1995. Ms. Vicioso graduated in 1981 from Brooks College in California with an Associate of Arts degree in Merchandising. From 1983 through 1987 Ms. Vicioso served as Operation Manager for Ocean Pacific Images, a licensee of Ocean Pacific Sportswear. From 1987 through 1993 she worked on the senior merchandising team and ultimately served as Vice President of Merchandising for Pacific Outlook Sportswear, the largest licensee of Ocean Pacific Sportswear.

     Ms. Tamara Knickerbocker has been with the Company as Vice President since
its inception.   In 1985 Ms. Knickerbocker helped to form the Company as
International Beauty Supply, and thereafter helped to form LaVie Cosmetics, MLF Enterprises and Knickerbocker Creations, Ltd. Since 1985, she has worked to develop and market products and programs for the home shopping industry. Her focus has mainly been the creation and development of the products, and she has emphasized collectibles. Ms. Knickerbocker is currently managing all aspects of the Marie Osmond Doll Collection program, including product and program development, production, marketing and sales. In addition, she also oversees the other collectible programs, including the collectable bears. She has had primary responsibility for the profitability and diversity of the collectible lines and is currently coordinating expansion in these programs.

                             EXECUTIVE COMPENSATION

  Summary Compensation Table.  The following table sets forth certain
  --------------------------
information concerning annual, long term and other compensation received during the last three fiscal years and to be received by each of the Named Executive Officers for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1996, 1995 and 1994.

                                                                                     Long Term
                                                   Annual Compensation             Compensation
                                           ------------------------------------   ---------------
                                                                                    Securities
                                  Fiscal                            All Other       underlying
Name and Principal Position        Year     Salary       Bonus     Compensation     Options(1)
-------------------------------   ------   ---------   ---------   ------------   ---------------

Louis L. Knickerbocker              1996    $300,000      N/A             N/A            N/A
   Chairman, Chief Executive        1995    $175,000   $175,000           N/A          500,000
   Officer and President            1994    $175,000      N/A             N/A            N/A

Peggy Vicioso                       1996    $100,000      N/A             N/A            N/A
   Executive Vice President         1995    $ 53,173   $ 35,000           N/A          151,250
   and Secretary                    1994    $ 40,000   $ 13,000           N/A            N/A

Tamara Knickerbocker                1996    $ 80,000      N/A             N/A            N/A
   Vice President                   1995    $ 75,000      N/A             N/A            N/A
                                    1994    $ 50,000      N/A             N/A            N/A

Anthony Shutts                      1996    $110,000      N/A             N/A            N/A
   Chief Financial Officer          1995    $ 63,046      N/A             N/A           50,000
                                    1994    $ 42,500      N/A             N/A            N/A

William R. Black                    1996   $   N/A        N/A             N/A           10,000
   Vice President and               1995   $   N/A        N/A             N/A          108,750
   General Counsel                  1994   $   N/A        N/A             N/A            N/A
---------------------------

(1) All share amounts have been retroactively adjusted to give effect to the five for one stock split effective August 1995.

     Table of Option Grants.  The following table sets forth information
     ----------------------
concerning the grant of stock options during the fiscal year ended December 31, 1996 to each of the Named Executive Officers.

            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1996

                                                    Individual Grants(1)
                          ----------------------------------------------------------
                                      Percent of
                                    Total Options                                         Potential Realizable
                                      Granted to                                            Value at Assumed
                                      Employees       Exercise or                            Annual Rates of
                          Options     in Fiscal        Base Price       Expiration      Stock Price Appreciation
Name                      Granted    Year 1996(2)    (per share)(3)       Date(4)            for Option Term
-----------------------   -------   --------------   --------------   --------------   --------------------------
                                                                                          5% (5)         10%(5)
                                                                                        --------       --------
Peggy Vicioso               9,750           14.21%         $7.75            2006        $47,521        $120,427

Tamara Knickerbocker        8,272           12.06%         $7.75            2006        $40,317        $102,172
                            2,853            4.16%         $8.00            2006        $14,354        $ 36,376
                            1,237            1.80%         $5.75            2006        $ 4,473        $ 11,336

William R. Black           10,000           14.58%         $8.00            2006        $50,312        $127,499
---------------------

(1)  These options were granted pursuant to the Company's Stock Option Plan.
(2) In fiscal 1996, 68,603 options were granted pursuant to the Company's Stock Option Plan. This number was used in calculating the percentages in the above table.
(3) All exercise prices are set at 100% of the market value of the Company's stock as of the date of grant.
(4) The Options granted under the Company's Stock Option Plan expire on the tenth anniversary of the date of grant.
(5) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

     Aggregate Options Exercised.  There were 510,000 options exercised by the
     ---------------------------
Named Executive Officers during the fiscal year ended December 31, 1996.


                             DIRECTOR COMPENSATION

     Directors, other than management directors (Louis L. Knickerbocker, William
R. Black and Anthony Shutts) currently receive $500 per Board or Committee meeting attended. Each director, including management directors, is reimbursed for his or her out-of-pocket expenses arising from attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's Stock Option Plan, each non-management director receives 50,000 options at the time of his or her initial appointment to the Board and an additional 10,000 options upon each subsequent election to the Board by the vote of the stockholders.


               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE- IN-CONTROL ARRANGEMENTS

     The Company entered into employment agreements with Louis L. Knickerbocker, its President, Anthony P. Shutts, its CFO, Peggy Vicioso, its Executive Vice President, and Tamara Knickerbocker, its Vice President on July 1, 1996. On April 1, 1997, the Company entered into an employment agreement with William R. Black, Vice President and General Counsel. The respective terms of the employment agreements are five years each. The agreements are subject to early termination by the Company under certain conditions, including breach of the agreement, fraud by the employee, and/or breach of fiduciary duty owed to the Company by the employee. The Company has the right to extend the terms of the employment agreements for an additional five years each upon written notice to the employees. Under terms of the agreements, each of the employees agrees to devote his or her full time and effort to the business affairs of the Company and to use his or her best efforts to promote the best interests of the Company.

     Except for the provisions of the Stock Option Plan, there are no compensatory plans or arrangements with respect to any of the Named Executive Officers which are triggered by, or result from, the resignation, retirement or other termination of such executive officer's employment, a change-in-control of the Company or a change in the executive officer's responsibilities following a change-in-control.

     During the first year, the employment agreements called for Louis L. Knickerbocker to receive an annual base salary of $300,000, for Anthony Shutts to receive an annual base salary of $120,000, for Peggy Vicioso to receive an annual base salary of $100,000, for Tamara Knickerbocker to receive an annual base salary of $80,000, and for William R. Black to receive an annual base salary of $150,000. In addition to their respective base salaries, Mr. Knickerbocker, Mr. Shutts, Ms. Vicioso, Mrs. Knickerbocker and Mr. Black are eligible to receive an annual bonus in an amount to be determined by a compensation committee and ratified by the Board of Directors out of a Management Bonus Fund up to a maximum of 10% of the operating profits of the Company and are entitled to receive certain stock options from the Stock Option Plan previously adopted by the Company.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     From June 1994 through the present, Louis L. Knickerbocker, who was on the Compensation Committee throughout fiscal 1996, has served as President of the Company and also served as Chairman of the Board of Directors and served on the Stock Option Committee. Mr. Knickerbocker received no compensation from the Company for services rendered as Chairman of the Board of Directors or on the Compensation or Stock Option Committees.


             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     Introduction. The Compensation Committee of the Board of Directors in 1996 was comprised of Louis L. Knickerbocker, Gerald A. Margolis, Farrah Fawcett and William R. Black. The Company's Stock Option Plan is administered by the Stock Option Committee, which was comprised in 1996 of Louis L. Knickerbocker, Gerald
A. Margolis, Farrah Fawcett and William R. Black.

     Compensation Objectives and Policies. The principle objectives of the Company's executive compensation are to: (i) support the achievement of desired Company performance, (ii) align the executive officers' interests with the success of the Company and with the interests of the Company's stockholders and
(iii) provide compensation that will attract and retain superior talent and reward performance. These objectives are principally achieved through compensation in the form of annual base salaries, bonuses and equity investment opportunities.

     The Company entered into employment agreement with certain of its key employees including Louis L. Knickerbocker, Anthony P. Shutts, Tamara Knickerbocker and Peggy Vicioso in July 1996. The Company entered into an employment agreement with William R. Black in April 1997. These agreements are described in section "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

     Executive officers generally receive salary increases at the time of their respective employment anniversaries as approved by the Compensation Committee, taking into consideration the recommendations of the Company's Chairman and the Company's Chief Executive Officer. In 1996, executive officer salary increases ranged from 7% to 89%. In deciding to provide these salary increases to the executive officers, the Compensation Committee took into account the decision that bonuses would not be paid under the Company's Executive Bonus Plan (the "Bonus Plan") for 1996. Based on the Company's performance, the Bonus Plan would have represented a significant portion of the total compensation for the executive officers in 1996 as compared to 1995. The Compensation Committee determined that the Company's growth and acquisition activity in 1996 presented the need to preserve cash for working capital and the need to re-examine the base salaries of the executive officers in light of the Company's current and prospective operations.

     The Compensation Committee believes that overall 1996 executive compensation levels adequately reflected (i) each executive's business results and performance in his or her area of responsibility, (ii) each executive's contribution to the overall management team and (iii) each executive's expected future contributions to the Company.

     The Board of Directors believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant stake in the Company's on-going success. To this end, the Company's compensation objectives have been designed to be achieved through significant stock ownership in the Company by executive officers in additional to base salary and bonus payments.

     The purpose of the Stock Plan is to provide an additional incentive to employees and independent contractors to work to maximize stockholder value and to facilitate broadening and increasing stock ownership by executives, employees and other key persons. In 1996, options to purchase an aggregate of 68,603 shares were granted, with 32,112 of those being granted to the Named Executive Officers. The Stock Option Committee believes that these stock option grants were appropriate in light of the policy of the Board of Directors that significant equity ownership by executive officers is an important contributor to aligning the interests of executive officers with those of the stockholders of the Company. The number of options awarded to individual officers were set based on the Stock Option Committee's perception, partly in light of recommendations by the Company's Chairman and Chief Executive Officer, as to each officer's ability to affect the Company's overall future performance.

     The Stock Option Committee believes that these options have provided significant incentives for executives to increase the value of the Company for the benefit of all stockholders and have offered executives significant opportunities to profit personally from their efforts to increase that value.

     The Compensation Committee and the Stock Option Committee have considered the impact of Section 162(m) of the Internal Revenue Code on their executive compensation decisions. Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent that such compensation in a taxable year exceeds $1 million.
Section 162(m), however, does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company's Bonus Plan as in effect in 1995 does not qualify as performance-based compensation for the purposes of Section 162(m). During 1996, the Compensation Committee believed it unlikely that any executive officer of the Company would receive in excess of $1 million in compensation, and the Compensation Committee believes that it unlikely that any executive officer will receive in excess of that amount in 1997. As a result, the Compensation Committee has not taken any steps to qualify the bonus plan as performance based compensation, although it anticipates that the Company would do so before any executive receives salary, bonus and other non-performance based compensation in excess of $1 million.

     Compensation of Chief Executive Officer. Louis L. Knickerbocker's compensation during 1996 as President and Chief Executive Officer was reviewed in connection with the Compensation Committee's overall review of executive officer compensation. As provided above, Mr. Knickerbocker has entered into an employment agreement with the Company (See "--Employment Contracts and Termination of Employment and Change-in Control Arrangements"). As was the case with the increases in salary approved for the other executive officers, the Compensation Committee believed that his and the Company's performance since his last compensation review, along with the Company's significantly expanded operations and the lack of a bonus for 1996, justified an increase in his base salary.

          Compensation Committee    Stock Option Committee
          ----------------------    ----------------------
          Louis L. Knickerbocker    Louis L. Knickerbocker
          Gerald A. Margolis        Gerald A. Margolis
          Farrah Fawcett            Farrah Fawcett
          William R. Black          William R. Black

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act and shall not otherwise be deemed filed under such Acts.


                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1996 (the "1996 Annual Report") is included with the mailing of this Proxy Statement. The 1996 Annual Report contains financial statements of the Company and a report thereon of Deloitte & Touche LLP, independent accountants.


                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. American Securities Transfer, Inc. has been retained to solicit proxies by mail. The Company has also arranged for reimbursement, at the rate suggested by NASDAQ, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.

                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposals to be included in the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 4, 1997 in a form that complies with applicable regulations. Proposals should be directed to the Secretary of the Company.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, DC 20549 and at the Sec's Regional Offices located at 7 World Trade Center (13th Floor), New York, New York 10048 and Suite 1400 Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N. W., Washington, DC 20549 at prescribed rates. In addition, such material may also be inspected and copied at the offices of the National Association of Securities Dealers, Inc. 1735 K Street, N. W., Washington, DC 20006-1506.


                                 OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ PEGGY E. VICIOSO
                              Peggy Vicioso
                              Secretary

May 15, 1997

                                                                       EXHIBIT A

                       THE L. L.  KNICKERBOCKER CO., INC.
                       STOCK INCENTIVE COMPENSATION PLAN

                            ARTICLE I: INTRODUCTION

     Section 1.1.  Establishment and Purpose.  The L. L.  Knickerbocker Co.,
     -----------   -------------------------
Inc., a California corporation (the "Company"), hereby establishes a stock incentive plan to be known as "The L. L. Knickerbocker Company, Inc. Stock Incentive Compensation Plan" (the "Plan"). The Plan is established in order to give the Company a means by which it may provide (a) managerial and other key employees, directors and consultants of the Company and its Subsidiaries (as that term is defined under Section 424(f) of the Internal Revenue Code of 1986 ("Code")) an opportunity to acquire shares of the common stock of the Company, no par value ("Common Stock") and other equity based incentive awards, (b) an incentive for such persons to continue to promote the best interests of the Company and its Subsidiaries, and to enhance its and their long-term performance, and (c) an incentive for such persons to join or remain with the Company and its Subsidiaries.

     Section 1.2.  Effective Date.  The Plan shall become effective on the
     -----------   --------------
earlier of the date it is approved by the holders of a majority of the shares of Common Stock of the Company or adopted by the Board of Directors ("Board") of the Company; provided, however, that if the stockholders of the Company do not approve the Plan on or before the first anniversary of the date it is adopted by Board, the Plan, and all Stock Options (as hereinafter defined) and Stock Appreciation Rights ("SARs") granted hereunder, shall be null and void and of no effect.

     Section 1.3.  Termination of Plan.  No grant or award shall be made
     -----------   -------------------
hereunder more than ten years from the date the Plan becomes effective as described in Section 1.2 (or after the earlier termination of the Plan pursuant to Article XII); provided, however, that the Plan and all Stock Options and SARs granted under the Plan prior thereto shall remain in effect and subject to adjustment and amendinent as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related Option Agreements and SAR Agreements (as hereinafter defined), if applicable.

                            ARTICLE II: ELIGIBILITY

     Subject to the terms and conditions of the Plan, the Plan Administrator (as hereinafter defined) may, from time to time, designate one or more managerial or other key employees, directors or consultants of the Company or its Subsidiaries to receive a grant of Stock Options and/or SARs under the Plan. In determining the persons to whom awards shall be granted, the Plan Administrator shall take into account the nature of the services rendered by such individuals, their present and potential contribution to the success of the Company and its Subsidiaries and such other factors as the Plan Administrator in its sole discretion shall determine.

                       ARTICLE III: AWARDS UNDER THE PLAN

     Section 3.1.  Form.  Awards under the Plan shall be granted in the form of
     -----------   ----
Incentive Stock Options and Non-qualified Stock Options (collectively, "Stock Options"), as described in Article V, and SARs, as described in Article VI.

     Section 3.2.  Maximum Limitations. The aggregate number of shares of
     -----------   -------------------
Common Stock that may be subject to Stock Options and SARs under the Plan is Five Million (5,000,000), subject to adjustment pursuant to Section 3.3. In the event that, prior to the end of the period during which Stock Options and SARs may be granted under the Plan, any Stock Option or SAR under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the lesser of the number of shares of Common Stock theretofore subject to such Stock Option or SAR or the unexercised, terminated, forfeited or unearned portion thereof shall be added to the remaining number of shares of Common Stock that may be subject to Stock Options and SARs granted under the Plan, including a grant to a former holder of such Stock Option or SAR, upon such terms and conditions as the Plan Administrator shall determine, which terms may be more or less favorable than those applicable to such former Stock Option or SAR.

     Section 3.3.  Adjustment Provisions.  The aggregate number and kind of
     -----------   ---------------------
shares with respect to which Stock Options and SARs may be granted, the aggregate number and kind of shares subject to each outstanding Stock Option and SAR, and the exercise price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of or exchange of shares of Common Stock resulting from a subdivision or consolidation or exchange of shares, whether through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 3.3 shall be made in the sole discretion of the Board, and such decisions of the Board shall be binding and conclusive, provided however, that in the case of an ISO (as hereinafter defined), each such adjustment shall be made in such manner as to not constitute a "modification" within the meaning of Code Section 424(h)(3).

                           ARTICLE IV: ADMINISTRATION

     Section 4.1.  Plan Administrator.  The Plan administrator (the "Plan
     -----------   ------------------
Administrator") shall be the Board of Directors of the Company; provided, however, that if the equity securities of the Company become subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), the administration of the Plan thereafter shall be vested in a Plan Administrator consisting of the Board or a committee of the Board that is composed solely of two (2) or more "Non-Employee Directors" as such term is defined in Securities and Exchange Commission Regulation Section 240.16b-3(b)(3) and, unless the Board determines otherwise, an "outside director" as such term is defined in Treasury Regulation Section 1.162-27(e)(3), who shall be appointed by, and may be removed by, the Board. The decisions of the Plan Administrator under the Plan shall be conclusive and binding. The Plan Administrator shall not be liable for any action taken, or determination made, hereunder in good faith. Each individual serving as member of the Plan Administrator shall be entitled to indemnification and reimbursement with respect to such service, pursuant to the Company's bylaws.

     Section 4.2.  Powers.  Within the limits of the express provisions of the
     -----------   ------
Plan, the Plan Administrator shall determine: (a) the persons to whom awards hereunder shall be granted, (b) the time or times at which such awards shall be granted, (c) the form and amount of the awards, and (d) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Plan Administrator may take into account the nature of the services rendered by such persons or classes of persons, their present and potential contribution to the success of the Company and its Subsidiaries and such other factors as the Plan Administrator in its discretion shall determine.

     Section 4.3.  Interpretations.  Subject to the express provisions of the
     -----------   ---------------
Plan, the Plan Administrator may interpret the Plan; prescribe, amend and rescind rules and regulations relating to it; determine the terms and provisions of the respective awards; and make all other determinations it deems necessary or advisable for the administration of the Plan.

     Section 4.4.  Determinations.  The determinations of the Plan
     -----------   --------------
Administrator on all matters regarding the Plan, including without limitation any determination regarding the fair market value of the Company or its stock, shall be conclusive and binding on all parties.

     Section 4.5.  Nonuniform Determinations.  The Plan Administrator's
     -----------   -------------------------
determinations under the Plan, including without limitation, determinations as to the persons to receive awards and the terms and provisions of such awards and of the agreements evidencing the same need not be uniform and may be made by the Plan Administrator selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                            ARTICLE V: STOCK OPTIONS

     Section 5.1.  Grant of Options.  Stock Options may be granted under the
     -----------   ----------------
Plan which shall entitle the persons to whom they have been granted the right to purchase shares of Common Stock pursuant to such terms and conditions as the Plan Administrator shall from time to time determine, subject to the provisions of the Plan. Stock Options may be Incentive Stock Options under Section 422 of the Code ("ISOs") or options that are not ISOs ("Non-qualified Stock Options" or "NSOs"), as designated by the Plan Administrator. Stock Options that satisfy
Section 5.7 of the Plan but are not designated as either ISOs or NSOs shall be ISOs.

     Section 5.2.  Option Agreement.  Stock Options shall be evidenced by a
     -----------   ----------------
written option agreement ("Option Agreement"), executed by the optionee and the Company, in such form, and containing such terms, conditions and restrictions, as the Plan Administrator shall determine. The Option Agreement shall set forth
(a) the number of shares of Common Stock subject to the Stock Option; (b) the exercise price per share of Common Stock subject to the Stock Option, as described in Section 5.3; (c) the date or dates as of which the Stock Option may be exercised, the number of shares of Common Stock to which such exercise may relate, and the date or dates the Stock Option shall expire, as described in
Section 5.4; (d) whether any SARs are awarded in connection with the Stock Option; and (e) any other conditions or restrictions relating to exercise of the Stock Option, as described in Section 5.5 or as otherwise described herein. Option Agreements need not be identical.

     Section 5.3.  Exercise Price.  The per share exercise price of each Stock
     -----------   --------------
Option shall be 100% of the fair market value of the Common Stock subject to such Stock Option on the date of grant, or such greater amount as the Plan Administrator shall determine, as set forth in the Option Agreement. The exercise price so determined shall also apply to the exercise of any SAR provided for in the Option Agreement.

     Section 5.4.  Term of Stock Options.  Each Stock Option shall become
     -----------   ---------------------
exercisable at the time or times, and for the number of shares of Common Stock, determined by the Plan Administrator and set forth in the Option Agreement. Each Stock Option shall expire, and all rights to purchase Common Stock thereunder shall cease, on the date or dates determined by the Plan Administrator and set forth in the Option Agreement; provided, however, that the Stock Option shall expire, and all rights to purchase Common Stock thereunder shall cease, no later than ten (10) years from the date such Stock Option is granted, except as otherwise provided in Section 5.7, or in Articles VIII, IX and X.

     Section 5.5.   Conditions of Grant.
     -----------    -------------------

     (a) At the time a Stock Option is granted, the Plan Administrator shall determine the conditions and restrictions, if any, applicable to such award. Such conditions and restrictions may include, in addition to those set forth in paragraph (b) hereto, (1) provision for the forfeiture of all or part of the Stock Option, or of shares of Common Stock received upon exercise of the Stock Option, upon the occurrence or nonoccurrence of specified events, (2) restrictions on the sale, resale or other disposition of shares of Common Stock received upon exercise of the Stock Option, (3) restrictions related to the payment of dividends with respect to shares subject to or received upon exercise of the Stock Option, (4) restrictions with respect to the right to vote such shares, (5) put or call rights with respect to such shares, (6) provisions to comply with federal and/or state securities laws, and/or (7) other conditions or restrictions deemed appropriate by the Plan Administrator.

     (b) The Plan Administrator, in its discretion, may, as a condition to the grant or exercise of a Stock Option or SAR, require the person who is the recipient of such Stock Option or SAR (the "Grantee") to enter into one or more of the following agreements with the Company:

          (1) A covenant not to compete and/or confidentiality agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment, termination of consulting relationship or termination of director position of the Grantee with the Company or its Subsidiaries, as applicable, and which shall contain such terms and conditions as shall be specified by the Plan Administrator;

          (2) An agreement to cancel any employment agreement, fringe benefit agreement, consulting agreement or other compensation arrangement in effect between the Company and the Grantee;

          (3) An agreement to permit the Company or its designee to repurchase shares of Common Stock received upon exercise of a Stock Option, at such time or times, and at such price, as the Plan Administrator shall determine and set forth in such agreement; and/or

          (4) An agreement to notify the Company of any intended disposition of shares of Common Stock received upon exercise of a Stock Option and to offer to sell such shares to the Company or its designee, in lieu of any other disposition, at such time or times, and at such price, as the Plan Administrator shall determine and set forth in such agreement.

     If the Grantee shall fail to enter into any such agreement at the request of the Plan Administrator, then no Stock Options or SARs shall be granted hereunder to such Grantee and the number of shares of Common Stock that would have been subject to such Stock Option or SAR shall be added to the remaining number of shares of Common Stock available under the Plan.

     (c) The Plan Administrator, in its discretion, may eliminate, or accelerate the lapse of, any condition or restriction that it has imposed on an award, provided however, that in the case of an ISO, each such adjustment shall be made in such a manner as to not constitute a "modification" within the meaning of Code Section 424(h)(3). The Plan Administrator, in its discretion, may further provide, at the date of grant or thereafter, that any conditions and restrictions set forth pursuant to paragraph (a) or (b) above shall immediately lapse, in whole or in part, in the event of the termination of a Grantee's employment, termination of consulting relationship or termination of director position with the Company or its Subsidiaries, if applicable, due to disability, death or retirement; provided however, that in the case of an ISO, such lapse shall be made to occur in such a manner as not to constitute a "modification" within the meaning of Code Section 424(h)(3).

     (d) Any conditions and restrictions set forth pursuant to paragraph (a) or
(b) above shall immediately lapse upon the occurrence of a "Change in Control" of the Company. In the case of an ISO, such lapse shall be made to occur in such a manner as to not constitute a "modification" within the meaning of Code
Section 424(h)(3). A "Change in Control" shall be deemed to occur upon:

          (1) the acquisition by any entity, person or group of more than 20% of the outstanding shares of Common Stock (provided that, in the case of an entity, person or group owning shares on the date the Plan is adopted, only acquisitions occurring after such date shall be considered);

          (2) a merger or consolidation of the Company with or into one or more other entities as a result of which the ultimate holders of outstanding shares of Common Stock immediately prior to such merger or consolidation hold less than 51 % of the shares of beneficial ownership of the surviving or resulting Company;

          (3) a transfer of all or substantially all of the assets and property of the Company other than to an entity of which the Company directly or indirectly owns at least 51 % of the shares of beneficial ownership;

          (4) stockholder approval of the dissolution or liquidation of the Company; or

          (5) during any consecutive two (2) year period, individuals who at the beginning of such two (2) year period constituted the entire Board shall cease to constitute a majority of the Board.

     Section 5.6.  Exercise of Options.
     -----------   -------------------

     (a) Any Stock Option granted under the Plan may be exercised by the Grantee by delivering to the Secretary of the Company written notice thereof prior to expiration of the Stock Option. Except as otherwise provided in the Plan or in the Option Agreement, the purchase price of Common Stock upon exercise of a Stock Option shall be tendered to the Company in full, contemporaneously with the notice of exercise, with provision for taxes owed pursuant to Section 5.10. Such purchase price shall be paid (1) in cash or certified check, (2) in Common Stock valued at its fair market value on the date of exercise, (3) by exercising an SAR then held by the Grantee and related to the Stock Option then being exercised, as provided in Section 6.2, (4) by such other medium of payment as the Plan Administrator, in its discretion, shall authorize, or (5) by any combination of (1), (2), (3) and (4), as permitted at the discretion of the Plan Administrator.

     (b) Upon the death of a Grantee, any Stock Options which such Grantee was entitled to exercise on the date immediately preceding his death, and any Stock Options that such Grantee would become entitled to exercise during the twelve
(12) months following such death, shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of twelve (12) months after the date of death, but no later than the Stock Option's expiration date. Any such exercise shall be by written notice thereof filed with the Secretary of the Company at the principal executive offices of the Company prior to the Stock Option's expiration date. All terms, conditions and restrictions relating to any such Stock Option and to the underlying shares of Common Stock shall continue to apply in the same manner, and to the same extent, as they would otherwise apply during the Grantee's lifetime, except as specifically provided hereunder or in the Option Agreement.

     (c) Subject to Section 5.10 of the Plan, as soon as is reasonably practicable after the exercise of a Stock Option, a certificate representing the shares of Common Stock purchased and registered in the Grantee's name shall be delivered to the Grantee.

     Section 5.7.  Additional Rules Applicable to Incentive Stock Options .
     -----------   -------------------------------------------------------
Notwithstanding any provision of the Plan to the contrary, a Stock Option shall not be an ISO unless it satisfies the provisions of this Section.

     (a) The ISO is granted to, held at all times by, and exercised by an employee of the Company or its Subsidiaries who is eligible under Code Section 422(a)(2) to receive ISOs.

     (b) The exercise price of an ISO shall not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to such ISO at the time of grant.

     (c) The aggregate fair market value (determined with respect to each ISO at the time such ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed one hundred thousand dollars ($100,000).

     (d) If an ISO is granted to a Grantee who, on the date of grant, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries, (1) the option price for such ISO shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock subject to such ISO on the date of grant, and (2) such ISO shall not be exercisable after the date five (5) years from its date of grant.

     Section 5 8.  Reload Option.  In the discretion of the Plan Administrator,
     -----------   -------------
the grant of any Stock Option may be accompanied by a "Reload Option," which shall represent an additional Stock Option to acquire the same number of shares of Common Stock as is used by the Grantee to pay for the exercise of the original Stock Option pursuant to Section 5.6(a). A Reload Option shall be subject to all of the same terms and conditions as the original Stock Option, except that (a) the purchase price of the shares of Common Stock subject to the Reload Option will be determined by the Plan Administrator at the time the original Stock Option is exercised (and, in the absence of such determination, shall be the fair market value thereof at the time the original Stock Option is exercised), and (b) such Reload Option shall conform to all provisions of the Plan at the time the original Stock Option is exercised.

     Section 5.9.  Cancellation of SARs.  Upon the exercise of all or a portion
     -----------   --------------------
of a Stock Option, the related SAR, if any, shall be canceled with respect to an equal number of shares of Common Stock.

     Section 5.10.  Taxes.  Whenever the Company proposes or is required to
     ------------   -----
issue or transfer shares of Common Stock to a Grantee under the Plan, the Company shall have the right to require the Grantee to remit to the Company funds sufficient to satisfy all federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such Common Stock. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Grantee to remit to the Company funds sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Grantee, as compensation, consulting payments or otherwise, as necessary. Whenever payments under the Plan are to be made to a Grantee in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a Grantee to make a payment to the Company in an amount related to the withholding tax requirement, the Plan Administrator may, in its discretion, permit the Grantee to satisfy the tax withholding obligation either by directing the Company to withhold a portion of the shares otherwise distributable to the Grantee, such shares being valued at their fair market value at the date of exercise, or by delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value at the date of delivery of such shares by the Grantee to the Company.

                     ARTICLE VI: STOCK APPRECIATION RIGHTS

     Section 6.1.  Grants of SARs.  SARs may be awarded by the Plan
     -----------   --------------
Administrator in connection with any Stock Option granted under the Plan, either on the date of grant of the Stock Option or thereafter at any time prior to the exercise, termination or expiration of the Stock Option. SARs shall be subject to such terms, restrictions and conditions, as described in Article V with respect to Stock Options, as the Plan Administrator shall determine. SARs shall be evidenced by provisions in Option Agreements or by separate SAR agreements ("SAR Agreements"), as the Plan Administrator shall determine.

     Section 6.2.  Exercise of SARs.  An SAR shall be exercisable only to the
     -----------   ----------------
extent that the related Stock Option is exercisable and shall be exercisable only for such period as the Plan Administrator may determine (which period may expire prior to the expiration date of the related Stock Option). Upon the exercise of all or a portion of an SAR in exchange for shares of Common

Stock, the related Stock Option shall be canceled with respect to an equal number of shares of Common Stock. An SAR shall entitle the Grantee to surrender to the Company unexercised the related Stock Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (a) the excess of (1) the fair market value of one share of Common Stock as of the date the SAR is exercised over (2) the Stock Option exercise price per share specified in the Option Agreement, or if applicable, the fair market value of one share of Common Stock as specified in the SAR Agreement as of its grant date, multiplied by (b) the number of shares of Common Stock as to which the SAR is being exercised. Cash shall be delivered in lieu of any fractional shares.

     Section 6.3.  Settlement of SARs.  As soon as is reasonably practicable
     -----------   ------------------
after the exercise of an SAR, but subject to Section 5.10 of the Plan, the Company shall (a) issue, in the name of the Grantee, stock certificates representing the total number of full shares of Common Stock to which the Grantee is entitled pursuant to Section 6.2 above and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, such amounts being net of withholding taxes as provided for in Section 5.10, and (b) if the Plan Administrator causes the Company to settle all or part of its obligations arising out of the exercise of the SAR in cash pursuant to
Section 6.4, deliver to the Grantee an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver, net of withholding taxes.

     Section 6.4.  Cash Settlement.  The Plan Administrator, in its discretion,
     -----------   ---------------
may cause the Company to settle all or any part of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise. Such settlement shall be net of any required withholding taxes.

     Section 6.5.  Special Rules for SARs Granted in Tandem with ISOs.  With
     -----------   --------------------------------------------------
respect to SARs granted in tandem with ISOs, the following rules shall apply:

     (a) No SAR shall be exercisable unless the fair market value of the shares of Common Stock on the date of exercise exceeds the option price of the related ISO.

     (b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the fair market value of the shares of Common Stock on the date of exercise and the option price of the related ISO.

     (c) The SAR must expire no later than the last date the related ISO can be exercised.

                          ARTICLE VII: TRANSFERABILITY

     No Stock Option or SAR may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will, the applicable laws of descent or distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and no Stock Option or SAR shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option or SAR, or levy of attachment or similar process upon the Stock Option or SAR not specifically permitted herein shall be null and void and without effect. Stock Options and SARs may be exercised only by a Grantee during his or her lifetime, or by the Grantee's estate or the person who, in accordance with the provisions of the Plan, acquires the right to exercise such Stock Option and SAR upon the Grantee's death by bequest or inheritance.

               ARTICLE VIII: EFFECT OF TERMINATION OF EMPLOYMENT

     Section 8.1.  Termination for Cause.  Unless earlier terminated pursuant
     -----------   ---------------------
to the terms of an applicable Option Agreement and SAR Agreement (if any), a Stock Option and the related SAR shall expire on the date that the Grantee holding such Stock Option and SAR (i) in the case of an employee of the Company or its Subsidiaries, such employee is terminated for cause, (ii) in the case of a director of the Company or its Subsidiaries, such director is removed for cause, or (iii) in the case of a consultant of the Company or its Subsidiaries, such consultant's consulting services are terminated for cause, as determined by the Plan Administrator.

     Section 8.2.  Termination for Other Reasons. A Stock Option and the
     -----------   -----------------------------
related SAR shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement and SAR Agreement (if any) and three (3) months following the date of termination of Grantee's employment, consulting relationship or director position with the Company or its Subsidiaries for reasons other than cause, death, or disability.

     Section 8.3.  Death or Disability. If Grantee's employment, consulting
     -----------   -------------------
relationship or director position with the Company and its Subsidiaries terminates by reason of disability (as determined in accordance with Section 13.5) or by reason of death, his or her Stock Options and SARs, if any, shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement and SAR Agreement (if any), respectively, and the first anniversary of such termination.

     Section 8.4.  Extension of Term of Options. Notwithstanding the preceding
     -----------   ----------------------------
provisions of this Article VIII, the Plan Administrator, in its sole discretion, may, by written notice given to a Grantee, permit the Grantee to exercise a Stock Option and the related SAR during a period following a termination of employment, removal of director or termination of consulting services which period shall not exceed (90) days. By agreement between the Plan Administrator and the Grantee, upon the extension of the exercise date pursuant to these provisions, in the case of an ISO, such ISO shall be deemed as an NSO. In the absence of an agreement between the Plan Administrator and the Grantee, the extension of the exercise date of such ISO shall be deemed a "modification" under Code Section 424(h)(3). In no event, however, may the Plan Administrator permit a Grantee to exercise a Stock Option or SAR after the expiration date contained in the Option Agreement and SAR Agreement (if any), respectively, evidencing the grant of such Stock Option and SAR. If the Plan Administrator permits a Grantee to exercise a Stock Option and the related SAR during a period following a termination of employment, removal of director or termination of consulting services pursuant to such preceding provisions, such Stock Option and SAR shall, to the extent unexercised, expire on the earlier of the expiration of the extended period or the date that such Grantee violates (as determined by the Board) any agreement or covenant in effect between the Company and/or its Subsidiaries and the Grantee, as described in Section 5.5.

                            ARTICLE IX: DISSOLUTION

     Upon the dissolution or liquidation of the Company, each Stock Option and SAR granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least thirty (30) days prior written notice of such event to each Grantee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Stock Option and SAR (without regard to delayed exercisability provisions, if any) and, subject to prior expiration pursuant to Article VIII, each Stock Option and SAR shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

                       ARTICLE X: MERGER OR CONSOLIDATION

     In the event of a merger or consolidation of the Company, the Plan Administrator may, in its discretion, revise, alter, amend or modify any Option Agreement and SAR Agreement (if any) with an Grantee and any then outstanding and unexercised Stock Option and related SAR granted to a Grantee, in any manner that it deems appropriate, including but not limited to, any of the following respects:

     (a) The expiration date of each Stock Option and related SAR may be advanced to the effective date of such transaction. If this paragraph applies, the Board shall give at least thirty (30) days prior written notice of such event to each Grantee to whom an outstanding Stock Option or SAR has been issued. During such period, the Grantee shall have a right to exercise any then outstanding Stock Option or SAR which has not previously expired in accordance with its terms, without regard to any provision of the Option Agreement or SAR Agreement (if any) which would otherwise delay exercisability. Each such Stock Option and SAR shall remain exercisable after receipt of such written notice until the earlier of (1) the effective date of merger or consolidation of the Company or (2) the Stock Option or SAR otherwise expires in accordance with its terms or the terms of the Plan; or

     (b) The Stock Option and related SAR may be deemed to pertain to and apply to the securities outstanding after such merger or consolidation becomes effective to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Stock Option and SAR would have been entitled if he or she actually owned such shares immediately prior to the record date or other time any such event became effective. All other terms, restrictions and provisions of the Option Agreement and SAR Agreement (if any) shall remain in force and effect, subject to an adjustment the Plan Administrator deems appropriate to reflect such merger or consolidation.

     If the Plan Administrator believes that any such event is reasonably likely to occur, the Plan Administrator may so revise, alter, amend or modify an Option Agreement and SAR Agreement (if any) as set forth above, at any time before, and contingent upon, the consummation of such an event. Notwithstanding the foregoing, in the case of an ISO, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Code Section 424(h)(3).

                      ARTICLE XI: POSTPONEMENT OF EXERCISE

     The Plan Administrator may postpone the granting, vesting or exercisability of a Stock Option and related SAR until such time as the Plan Administrator, in its sole discretion, may deem necessary in order to permit the Company:

          (a) to effect, amend or maintain any necessary registration of the Plan, the Stock Options or the shares of Common Stock issuable upon the exercise of the Stock Options or the SARs under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

          (b) to permit any action to be taken in order to:

              (1) list such shares of Common Stock on a stock exchange or the stock market upon which shares of Common Stock are then listed; or

              (2) comply with restrictions or regulations incident to the maintenance of a public market of its shares of Common Stock, including any rules or regulations of any stock exchange or stock market on which the shares of Common Stock are listed; or

          (c) to determine that such shares of Common Stock, Stock Options, SARs and the Plan are exempt from such registration so that no action of the kind referred to in (XI)(a) or (XI)(b) above needs to be taken.

     The Company shall not be obligated by virtue of any terms and conditions of any Option Agreement, SAR Agreement (if any) or any provision of the Plan to recognize the exercise of a Stock Option or SAR or to sell or issue shares of Common Stock, Stock Options or SARs in violation of the Securities Act of 1933, as amended, or the law of any government having jurisdiction thereof.

                 ARTICLE XII: TERMINATION AND AMENDMENT OF PLAN

     The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option or SAR granted hereunder or may at any time terminate the Plan, except that, unless approved by the stockholders of the Company, it may not (except to the extent provided in Article III):

     (a) increase the total number of shares of Common Stock available for grant under the Plan;

     (b) change the class of Grantees eligible to be granted Stock Options and SARs under the Plan; or

     (c)  change the provisions of the Plan related to its administration.

     No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option or SAR without the consent of the holder thereof.

                          ARTICLE XIII: MISCELLANEOUS

     Section 13.l.  No Obligation to Exercise Options and SARs.  The granting
     ------------   ------------------------------------------
of a Stock Option and SAR shall impose no obligation upon a Grantee to exercise such Stock Option and SAR.

     Section 13.2.  Application of Funds.  The proceeds received by the Company
     ------------   --------------------
from the sale of Common Stock pursuant to Option Agreements will be used for general corporate purposes.

     Section 13.3.  No Right To Employment.  Nothing in the Plan or any
     ------------   ----------------------
agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Grantee.

     Section 13.4.  Rights as a Stockholder. No Grantee shall have any right or
     ------------   -----------------------
privileges as a stockholder unless and until certificates for shares of Common Stock are issuable to him or her.

     Section 13.5.  Leaves of Absence and Disability. The Plan Administrator
     ------------   --------------------------------
shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Grantee. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (a) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Grantee who takes such leave of absence.

     Section 13.6.  Fair Market Value. Whenever the fair market value of Common
     ------------   -----------------
Stock is to be determined under the Plan as of a given date, such fair market value shall be:

          (a) if the Common Stock is principally traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (I 0) consecutive trading days immediately preceding such given date;

          (b) if the Common Stock is principally traded on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and

          (c) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine in the exercise of its sole and independent discretion.

     Section 13.7.  Notices. Every direction, revocation or notice authorized
     ------------   -------
or required by the Plan shall be deemed delivered to the Company or the Plan Administrator (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three (3) business days after it is sent by registered or certified mail; postage prepaid, addressed to the

Secretary at such offices; and shall be deemed delivered to a Grantee (a) on the date it is personally delivered to him or her or (b) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     Section 13.8.  Applicable Law. All questions pertaining to the validity,
     ------------   --------------
construction and administration of the Plan and Stock Options and SARs granted hereunder shall be determined in conformity with the laws of the State of California.

     Section 13.9.  Severability.  In the event that any provision of the Plan
     ------------   ------------
shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed as if the illegal or invalid provision had not been included.

     Section 13.10. Elimination of Fractional Shares.   If under any provision
     -------------  --------------------------------
of the Plan that requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

                           THE L. L. KNICKERBOCKER CO., INC.

P           The undersigned stockholder of the L. L. Knickerbocker Co., Inc.
       hereby appoints LOUIS L. KNICKERBOCKER, PEGGY VICIOSO and ANTHONY P.
R SHUTTS, or any of them, Proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent
0 the undersigned at the Annual Meeting of Stockholders of the L. L. Knickerbocker Co., Inc., to be held at the Century City Plaza Hotel
X Tower, 2025 Avenue of the Stars, Los Angeles, California 90067 on Wednesday, June 18, 1997 at 10:00 a.m. Pacific time, and at any
Y adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting or any adjournments thereof.

            THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3 AND 4, IF NO INSTRUCTIONS ARE INDICATED.

       IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE


       -------------------------------------------------------------------------
       COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

       -------------------------------------------------------------------------
       (Continued and to be signed on reverse side)

[X]  Please mark your
     votes as in this
     example

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS


             FOR all nominees     WITHHOLD
            listed (except as   AUTHORITY to
              marked to the     vote for all
                contrary)      nominees listed                                                                   FOR AGAINST ABSTAIN
1. ELECTION        [_]              [_]         2. Ratification of the appointment of Deloitte & Touche LLP as   [_]   [_]    [_]
   OF                                              the independent accountants of the Company.
   DIRECTORS
                                                3. Ratification the resolution of the Board of Directors         [_]   [_]    [_]
                                                   adopting The L. L. Knickerbocker Co., Inc. Incentive Stock
                                                   Compensation Plan on March 27, 1997.

                                                4. In their discretion the Proxies are authorized to vote upon    [_]   [_]    [_]
                                                   such other business as may properly come before the meeting or any adjournment thereof.

                                                                                  I PLAN TO ATTEND THE MEETING                 [_]

                                                                                  COMMENTS/ADDRESS CHANGE
                                                                                  Please mark this box if you                  [_]
                                                                                  have written comments/address
                                                                                  change on the reverse side.

                               The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 18, 1997 and the Proxy Statement furnished herewith.


Signature(s)_____________________________________ Date:__________
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If more than one name appears hereon, all parties should sign.